UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA Technologies, Inc. sent the following letter to its shareholders on June 20, 2012:

June 20, 2012

Dear Fellow Shareholders:

USA Technologies’ (“USAT”) Annual Meeting of Shareholders is being held on June 28, 2012 – just days away.  WE ARE WRITING TO REMIND ALL SHAREHOLDERS TO PROTECT YOUR INVESTMENT IN USAT AND VOTE FOR ALL NINE DIRECTOR NOMINEES ON THE WHITE PROXY CARD.  BECAUSE TIME IS SHORT, WE ENCOURAGE ALL SHAREHOLDERS TO VOTE THE WHITE PROXY CARD TODAY BY TELEPHONE OR INTERNET. The USAT Board of Directors also encourages all shareholders to discard any other proxy materials you receive from S.A.V.E. as we seriously question their relevance and misguided assertions.

In the past week, the nation’s leading proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) have recommended that USAT shareholders vote FOR all of USAT’s highly-qualified board of director nominees.

Specifically, in its June 16, 2012, report ISS stated: “The Company’s management, governance and strategy appears greatly improved over the last year.” ISS went on to suggest USAT’s financial decisions, made by its reconstituted Board and management team “appear to be in shareholders best interest.”*

ISS concluded its analysis by stating: “On balance, given the company's substantial progress executing on its strategic plan, particularly as demonstrated in its financial statements over a sustained period, and a management slate that appears to possess the qualifications to be effective change agents to drive the company towards profitability, the answer appears to be that the dissident has not made a compelling case that additional board change is warranted. We therefore recommend shareholders vote on the WHITE management card FOR all management nominees.”*

In its June 14 report, Glass Lewis lauded USAT’s progress, particularly in the areas of governance, EBITDA turnaround, and LTM revenue growth, and concluded: “...from an operating standpoint, the Company appears to be making headway under the current board and management team towards achieving greater growth and potential profitability...we believe that shareholders would be best served supporting management's slate of director nominees at this time.”*

PROTECT THE VALUE OF YOUR INVESTMENT IN USAT

To protect and realize the potential of your USAT investment, your Board encourages you to vote FOR the USAT director nominees on the WHITE proxy card:

•	Creating Long-Term Value: By focusing on a high-margin service model, USAT is developing a reliable, profitable stream of recurring revenues that creates a foundation for long-term value creation.

•	Financial Stability and Performance: USAT is demonstrating financial momentum and is now fundamentally better positioned for profitability and continued growth.

•	Customer-Focused Market Leadership: USAT is leading the market with offerings that drive industry adoption, grow connections and leverage emerging trends.

•	Continuous Innovation: USAT is developing product and service innovations in collaboration with partners and customers to optimize financial returns and long-term competitiveness.

•
Leverage Intellectual Property:  USAT’s intellectual property is in our view a distinct competitive advantage and affords USAT the ability to generate additional revenue through third party network fees and licensing.

•	USAT’s Nominees are the Right Choice: USAT’s highly qualified nominees are already actively engaged and are the right choice to continue building value for ALL shareholders.

TIRPAK’S “PLAN” IS VALUE DESTRUCTIVE

We believe that through a campaign of erroneous and misleading statements, as well as a misinformed “plan”, Tirpak has demonstrated a dangerous lack of understanding of USAT’s most basic operating principles.

USAT filed an investor presentation with the Securities and Exchange Commission, which provides an accurate discussion of the Company’s business and additional details regarding USAT’s successful implementation of its turnaround plan to create value for shareholders.   We invite you to view the “ISS Presentation” on the “Investor Relations” section of USAT’s website at www.usatech.com.

Don’t let Tirpak destroy the potential value of your investment.

VOTE THE WHITE PROXY CARD TODAY

Your vote is important, no matter how many shares you own.  Whether or not you attend the Annual Meeting, the Company recommends that all shareholders vote today by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it as soon as possible.  Since time is of the essence, and the meeting is such a short way off, we encourage you all to vote by Internet or by telephone.  We also advise shareholders to discard any proxy cards they may have received from S.A.V.E.

With USAT poised for future success, now is NOT the time to make a change and derail the momentum we have created. Do not risk the future of your USAT investment.

Sincerely,

/s/ Stephen P. Herbert	/s/ Steven D. Barnhart

Stephen P. Herbert	Steven D. Barnhart
Chairman and Chief Executive Officer	Lead Independent Director

If you have any questions, require assistance with voting your
 WHITE proxy card, or need additional copies of
USAT’s  proxy materials, please contact:

105 Madison Avenue
New York, NY 10016
USAT@mackenziepartners.com
(212) 929-5500 (Call Collect)
 (800) 322-2885 (Toll Free)
Your vote is important, no matter how many or how few shares you own!

To vote via telephone or internet simply follow the instructions printed on the enclosed WHITE proxy card. You may vote by mail by using the enclosed postage paid envelope. We encourage you to disregard and not return any gold proxy cards that you receive from the
SAVE Committee even as a vote of protest against Mr. Tirpak.

If you hold shares in “street name”, use the enclosed WHITE instruction card to tell your bank or broker to vote for our nominees.

*Permission to use quotations was neither sought nor obtained.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  All statements other than statements of historical fact included in this letter, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the potential costs and management distractions attendant to Mr. Tirpak’s nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.